UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest event Reported): October 20, 2011 (September 22, 2011)

CHINA SHENGDA PACKAGING GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34997	26-1559574
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

No. 2 Beitang Road
Xiaoshan Economic and Technological Development Zone
Hangzhou, Zhejiang Province 311215
People’s Republic of China
(Address of principal executive offices)

(86) 571-82838805
(Registrant’s telephone number, including area code)

_______________________________________________
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Explanatory Note:

The registrant hereby amends its Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 28, 2011 (the “Original 8-K”), to correct a reference to Jiangsu Shuangsheng Paper Technology Development Co., Ltd. (“Shuangsheng”) as a wholly-owned subsidiary of the registrant. Shuangsheng is a majority-owned subsidiary of the registrant and not a wholly-owned subsidiary. No other changes have been made to the Original 8-K.

Item 8.01. Other Events.

     On September 22, 2011, China Shengda Packaging Group Inc., a Nevada Corporation (the “Company”), incorporated under the laws of the People’s Republic of China a majority-owned subsidiary named Jiangsu Shuangsheng Paper Technology Development Co., Ltd. (“Shuangsheng”). On September 27, 2011, the Company received Shuangsheng’s business license from the local administration of industry and commerce approving Shuangsheng to be engaged in the business of new paper making technology, related research and the development, application, transfer and consultation of such relevant technology. Pursuant to the business license, Shuangsheng has registered capital of RMB 88 million (approximately $13.7 million) with actually invested capital of RMB 22 million (approximately $3.4 million).

     Shuangsheng was incorporated pursuant to the Company’s plan to build a new paper manufacturing plant with an annual production capacity of 100,000 to 300,000 tons. Such plan was disclosed in our Annual Report on Form 10-K filed on March 28, 2011.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 20, 2011	CHINA SHENGDA PACKAGING GROUP INC.

/s/ Daliang Teng
Daliang Teng
Chief Executive Officer
(Principal Executive Officer)